“Exhibit 8”

Significant Subsidiaries

As at 30 June 2005, the significant subsidiaries of Telecom Corporation of New Zealand Limited and their country of incorporation were:

Subsidiary	Country of Incorporation
AAPT Finance Pty Limited	Australia
AAPT Limited	Australia
TCNZ Australia Investments Pty Limited	Australia
TCNZ (Bermuda) Limited	Bermuda
TCNZ Equities	New Zealand
TCNZ Finance Limited	New Zealand
TCNZ Financial Services Limited	New Zealand
TCNZ (UK) Investments Limited	United Kingdom
TCNZ (United Kingdom) Securities Limited	United Kingdom
Telecom Directories Limited	New Zealand
Telecom Directories Holdings Limited	New Zealand
Telecom Enterprises Limited	New Zealand
Telecom Europe APS	Denmark
Telecom Europe Holdings APS	Denmark
Telecom Europe 3G APS	Denmark
Telecom Investments Limited	New Zealand
Telecom IP Limited	New Zealand
Telecom Mobile Limited	New Zealand
Telecom New Zealand Limited	New Zealand
Telecom New Zealand Finance Limited	New Zealand
Telecom Pacific Limited	New Zealand
Telecom Purchasing Limited	New Zealand
Telecom Southern Cross Limited	New Zealand
Telecom Wellington Investments Limited	New Zealand
Xtra Limited	New Zealand

All subsidiaries listed above are 100% owned.